Exhibit 10.7

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) is made as of [June __], 2018, by and between ARE-East River Science Park, LLC, a Delaware limited liability company (“Landlord”), and Rocket Pharmaceuticals, Ltd., a Cayman Islands corporation (“Tenant”).

RECITALS:

A.            Landlord and Tenant have entered into that certain Lease Agreement dated as of March 31, 2016 (the “Original Lease”).  The Original Lease, as amended by this Amendment, shall sometimes collectively be referred to herein as the “Lease”.

B.            Pursuant to the Original Lease, Landlord leased to Tenant certain premises consisting of approximately 4,420 rentable square feet (the “Premises”) in Suite 1010 (“Suite 1010”) and Suite 1040 (“Suite 1040”) of the building located at 430 East 29th Street, New York, New York, 10016, as more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

C.            Tenant desires to surrender Suite 1040, consisting of approximately 2,475 rentable square feet (Suite 1040 being hereinafter referred to as the “Surrender Premises”).

D.            Landlord and Tenant desire to amend the Lease to, among other things, provide for the anticipated surrender of the Surrender Premises on or before the Surrender Date (as defined below).

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Certain Definitions.  As used in this Amendment:

(a)            “Condition Precedent” shall mean the execution and delivery by a replacement tenant of a lease agreement for the Surrender Premises in form and substance satisfactory to Landlord, in each case, as determined by Landlord in its sole discretion.

(b)           “Condition Precedent Date” shall mean the date on which the Condition Precedent has been satisfied; provided, that Landlord shall provide Tenant with written notice that the Condition Precedent has been satisfied within three (3) days of the occurrence thereof (such notice being hereinafter referred to as the “Surrender Notice”).

(c)            “Surrender Date” shall have the meaning set forth in the Surrender Notice.

2.             Premises.  As of the Surrender Date, the Premises demised under the Lease shall be amended to remove the Surrender Premises, and Exhibit A to the Lease shall be deleted in its entirety and replaced with Exhibit A attached hereto and incorporated herein by this reference.

ALEXANDRIA.

Copyright © 2013, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

3.             Base Rent.  Tenant shall continue to pay Base Rent for the entire Premises (including the Surrender Premises) as provided for in the Lease through the Condition Precedent Date.  From and after the Condition Precedent Date, Tenant shall (i) no longer be required to pay Base Rent with respect to the Surrender Premises and (ii) continue paying Base Rent (as such term is amended by this Amendment), subject to the adjustments set forth in Section 4 of the Lease, as required under the Lease.

4.             Definitions.

(a)           As of the Condition Precedent Date, the following definitions contained in the Basic Lease Provisions of the Lease shall be amended and restated in their entirety as follows:

Base Rent:	$178,940 per annum, payable in advance in equal monthly installments of $14,911.67.

Base Term:	Beginning on the Commencement Date and ending seventy five (75) months from the first day of the first full calendar month of the Term (as defined in Section 2 hereof).

Tenant’s Share:	0.465%.

Tenant’s Share (SLA):	6.396%.

(b)           As of the Surrender Date, the following definitions contained in the Basic Lease Provisions of the Lease shall be amended and restated in their entirety as follows:

Premises:
That portion of the Project, containing approximately 1,945 rentable square feet (as determined by Landlord and accepted for all purposes by Tenant), in Suite 1010 on the tenth (10th) floor in the 418,639 rentable square foot West Tower (the “Building”) of the Alexandria Center for Life Science – New York City (collectively, together with the underlying land, related site improvements and the immediately adjacent East Tower, the “Project”), as shown on Exhibit A.

Security Deposit:	$89,470.00.

5.             Surrender of the Surrender Premises.  On or before the Surrender Date, Tenant shall vacate the Surrender Premises and deliver exclusive possession thereof to Landlord in broom clean condition, normal wear and tear excepted, and otherwise in the condition required by the terms of the Lease, including, but not limited to, Section 28 of the Lease.

6.             Security Deposit.  Within ten (10) days of the Surrender Date, Tenant shall deposit with Landlord a replacement Letter of Credit in the amount of the Security Deposit set forth in the Basic Lease Provisions (as amended by this Amendment) and otherwise in accordance with Section 6 of the Lease.  Landlord shall return the existing Letter of Credit within ten (10) days of its receipt and acceptance of the replacement Letter of Credit delivered in accordance with the terms and conditions of this Section 6.

7.             Parking.  For the avoidance of doubt, as of the Surrender Date, the Surrender Premises shall not be included for purposes of calculating Tenant’s pro rata share of parking under Section 10(a) of the Lease.

8.             Miscellaneous.

(a)           This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)           This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)            This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

(d)           Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker") in connection with this transaction and that no Broker brought about this transaction.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this transaction.

(e)           Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment.  In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail.  Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

ROCKET PHARMACEUTICALS, LTD., a Cayman Islands corporation

By:

Its:

LANDLORD:

ARE-EAST RIVER SCIENCE PARK, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS Corp., a Maryland corporation, general partner

By:
Its:

Exhibit A